QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Michaels Stores, Inc. for the registration of shares of its common stock pertaining to the Michaels Stores, Inc. 2001 General Stock Option Plan, and to the incorporation by reference therein of our report dated March 5, 2001, with respect to the consolidated financial statements of Michaels Stores, Inc. included in its Annual Report (Form 10-K) for the year ended February 3, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP Ernst & Young LLP

Dallas, Texas
March 5, 2002

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS